UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 21, 2009 (January 21, 2009)

The Nielsen Company B.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	333-142546-29	98-0366864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

770 Broadway New York, New York 10003 (646) 654 5000	Ceylonpoort 5 2037 AA Haarlem The Netherlands +31 23 546 3463

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code:

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On January 21, 2009, Nielsen Finance LLC and Nielsen Finance Co. (together, the “Issuers”), the wholly owned subsidiaries of The Nielsen Company B.V. (the “Company” ), offered, through a private placement, $330,000,000 aggregate principal amount of senior notes due 2014 (the “Notes” ), subject to market and other conditions.

The Company is disclosing under Item 7.01 of this Current Report on Form 8-K the information attached to this report as Exhibit 99.1, which information is incorporated by reference herein. This information, which has not been previously reported, is excerpted from a Supplement to Preliminary Offering Memorandum that is being disseminated in connection with the Notes offering described above.

The Company is furnishing the information in this Current Report on Form 8-K and in Exhibit 99.1 to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits (furnished solely for purposes of Item 7.01 of this Form 8-K)

Exhibit 99.1 — Disclosure regarding Nielsen Finance LLC and Nielsen Finance Co. in connection with the distribution of the

Supplement to Preliminary Offering Memorandum for $330,000,000 aggregate principal amount of senior notes due 2014

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 21, 2009	THE NIELSEN COMPANY B.V.

	By:	/s/ David E. Berger
	Name:	David E. Berger
	Title:	Senior Vice President and Corporate Controller
(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1

Disclosure regarding Nielsen Finance LLC and Nielsen Finance Co. in connection with the distribution of the Supplement to Preliminary Offering Memorandum for $330,000,000 aggregate principal amount of senior notes due 2014